VOYAGEUR MUTUAL FUNDS III
Registration No. 811-4547
FORM N-SAR
 Annual Period Ended April 30, 2004


SUB-ITEM 77M:  Mergers

The response to sub-item 77I with respect to the merger of the Delaware Technology and Innovation Fund into the Delaware Select Growth Fund Series of Voyageur Mutual
Funds III is incorporated by reference to Registrant's Form N-
14 filed with the Commission on October 17, 2003.